UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
_______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
___________________________

Date of Report (Date of earliest event reported) March 2, 2010

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785)  263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of  Director.

On March 2, 2010 James V. Worth resigned from the Board of Directors (the “Board”) of Duckwall-ALCO Stores, Inc. (the “Company”).  The Board unanimously consented to Mr. Worth’s resignation. The Board is diligently looking for a replacement for Mr. Worth.

Mr. Worth submitted to the Company a Letter Agreement announcing and setting forth the terms of his resignation on March 2, 2010. The Company has acknowledged and agreed to the terms of Mr. Worth’s resignation. Under Mr. Worth’s Letter Agreement, the Company agreed to (a) pay Mr. Worth in full for all meetings he attended through March 2, 2010; (b) pay Mr. Worth’s annual retainer through the annual meeting of the Company’s stockholders; and (c) reimburse Mr. Worth for out-of-pocket expenses incurred in his service as a director. A copy of this Letter Agreement is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

The information set forth in Item 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Letter Agreement between James V. Worth and the Company dated March 2, 2010, furnished solely for the purpose of incorporation by reference into Items 5.02 and 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2010	DUCKWALL-ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number                      Description

99.1	Letter of Resignation between James V. Worth and the Company dated March 2, 2010